                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   April 7, 1999



                             JONES INTERCABLE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



     Colorado                       1-9953                 84-0613514
     --------                       ------                 ----------
(State of Organization)       (Commission File No.)    (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309             (303) 792-3111
---------------------------------------------             --------------
(Address of principal executive office and Zip Code        (Registrant's
                                                            telephone no.
                                                       including area code)

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Item 1.   Changes in Control of Registrant
          --------------------------------

          On April 7, 1999, Comcast Corporation ("Comcast") completed the acquisition of a controlling interest in Jones Intercable, Inc. (the "Company").
Comcast now owns approximately 12.8 million shares of the Company's Class A
Common Stock and approximately 2.9 million shares of the Company's Common Stock, representing approximately 37% of the economic interest and 47% of the voting interest in the Company. Also on that date, Comcast contributed its shares in the Company to Comcast's wholly owned subsidiary, Comcast Cable Communications, Inc. ("Cable Communications"). The approximately 2.9 million shares of Common
Stock of the Company owned by Comcast represents approximately 57% of the outstanding Common Stock, which class of stock is entitled to elect 75% of the board of directors of the Company. As a result of this transaction, the Company is now a consolidated public company subsidiary of Comcast Cable. The completion of this transaction was announced in a press release made by Comcast on April 7, 1999, a copy of which is included as Exhibit 99.1 to this Current Report on Form
8-K and incorporated herein by reference.

          Comcast acquired its controlling interest in the Company through the closings of the following agreements: (1) the Agreement dated August 12, 1998, by and among Comcast, the Jones Entities (as defined below) and certain affiliates of the Jones Entities named therein; (2) the Purchase and Sale
Agreement dated May 22, 1998 by and among Comcast, BTH (as defined below), BTH
(U.S. Cable) Limited ("US Cable") and BTH (Intercable) Limited ("BTH
Intercable"), as amended by the Amended and Restated Purchase and Sale
Agreement, dated August 12, 1998, by and among Comcast, BTH, US Cable and BTH
Intercable; (3) Amendment No. 1 to the Option Agreements, dated August 12, 1998, by and among certain of the Jones Entities and The Bank of New York (as successor agent to Morgan Guaranty Trust Company of New York) as agent for BTH and Comcast and (4) the Agreement and Amendment No. 1 to Shareholders Agreement by and among the Company, the Jones Entities, BTH, US Cable and BTH Intercable, which Comcast entered in May and August 1998 with the Company's former principal shareholders - Mr. Glenn R. Jones, Jones International, Ltd., Jones
Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc.,
Jones Interdigital, Inc., Jones Grantor Business Trust and Jones International
Grantor Business Trust (collectively, the "Jones Entities") and BCI Telecom
Holdings Inc. ("BTH"). The agreements provided for, among other things, (i) the immediate exercise of the control option and the acquisition by Comcast of the Company's Common Stock that was owned by the Jones Entities, (ii) the acquisition by Comcast of

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the Company's Class A Common Stock that was beneficially owned by US Cable and
(iii) the resignation of all of the directors of the Company other than those certain directors mutually designated by the Jones Entities and BTH pursuant to the Shareholders Agreement and the election of directors designated by Comcast to fill such vacancies. The transactions described above closed on April 7, 1999, and Comcast paid BCE Inc., as successor to BTH, $508,159,632.36 in cash for its shares of Class A Common Stock and Comcast paid the Jones Entities
$148,113,063.90 in cash for their shares of Common Stock. Comcast had previously paid the Jones Entities $50,000,000 in cash on August 12, 1998. Comcast financed these payments through the use of working capital.

          Also on April 7, 1999, the Bylaws of the Company were amended to establish the size of the board of directors as a range from eight to thirteen directors and the board was reconstituted so as to have eight directors.
Pursuant to the terms of the agreements among Comcast, BTH and the Jones
Entities, on April 7, 1999, the following directors of the Company resigned:
Robert E. Cole, Josef J. Fridman, James J. Krejci, James B. O'Brien, Raphael M.
Solot, Robert Kearney, Howard O. Thrall, Siim Vanaselja, Sanford Zisman and
Glenn R. Jones. In addition, Donald L. Jacobs resigned as a director elected by the holders of Class A Common Stock and was elected by the remaining directors as a director elected by the holders of Common Stock. The remaining directors elected the following persons to fill the vacancies on the board created by such resignations: Ralph J. Roberts, Brian L. Roberts, John R. Alchin, Stanley Wang and Lawrence S. Smith. All of the newly elected directors, with the exception of Mr. Jacobs, are officers of Comcast. Also on April 7, 1999, the following executive officers of the Company resigned: Glenn R. Jones, James B. O'Brien,
Ruth E. Warren, Kevin P. Coyle, Cynthia A. Winning, Elizabeth M. Steele, Wayne
H. Davis and Larry W. Kaschinske. The following persons were appointed as executive officers of the Company on April 7, 1999: Ralph J. Roberts, Brian L.
Roberts, Lawrence S. Smith, John R. Alchin and Stanley Wang.

          The independent members of the Company's Board of Directors have approved Comcast and the Company entering into a management agreement pursuant to which Comcast will provide supervisory management services to the Company for a fee of 4.5% of the Company's gross revenues derived from cable systems.

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          Comcast is principally engaged in the development, management and operation of broadband cable networks and in the provision of content through programming investments.  Cable Communications is principally engaged in the development, management and operation of broadband cable networks.  The address of Comcast's principal office is 1500 Market Street, Philadelphia, Pennsylvania
19102-2148.  The address of Cable Communications' principal office is 1201
Market Street, Suite 2201, Wilmington, Delaware  19801.


Item 7.       Financial Statements and Exhibits.
              ---------------------------------

Exhibit 1:    Purchase and Sale Agreement dated May 22, 1998 by and
              among Comcast, BTH, US Cable and BTH Intercable.  (1)

Exhibit 2:    Amendment to Option Agreements dated as of August 12, 1998 between
              Bank of New York as successor agent to Morgan Guaranty Trust
              Company of New York (as agent for BTH and Comcast) and the Jones
              Entities. (1)

Exhibit 3:    Amended and Restated Purchase and Sale Agreement dated as of May
              22, 1998 and amended as of August 12, 1998 among BTH, US Cable,
              BTH Intercable and Comcast. (1)

Exhibit 4:    Agreement dated as of August 12, 1998 among Comcast and the Jones
              Entities. (1)

Exhibit 5: Agreement and Amendment No. 1 to Shareholders Agreement, entered into as of August 12, 1998, amending the Shareholders Agreement dated as of December 20, 1994 among the Company, the Jones
              Entities and BTH. (1)

Exhibit 99.1: Press release dated April 7, 1999 from Comcast.


--------------------

(1) Incorporated by reference from Comcast's Schedule 13D filed on June 1, 1998 and amended by Amendments No. 1 and No. 2 filed on August 14, 1998 and
     April 9, 1999, respectively, and identified as Exhibits 1 through 5, respectively, to said Schedule 13D, as amended.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              JONES INTERCABLE, INC.,
                              a Colorado corporation


Dated:  April 15, 1999        By:  /s/ Arthur R. Block
                                   -------------------
                                   Arthur R. Block
                                   Vice President



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